Exhibit 4.3

[FORM OF 5.123% SENIOR NOTES DUE 2033]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THIS SECURITY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE. TRANSFER OF A PORTION OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. IN THE EVENT THAT THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL SECURITIES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE BELOW LEGEND WITH RESPECT TO JAPANESE TAXATION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO TOYOTA MOTOR CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INTEREST PAYMENTS ON THIS SECURITY WILL GENERALLY BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS SECURITY IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE ISSUER OF THIS SECURITY AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “SPECIAL TAXATION MEASURES ACT” AND, EACH SUCH PERSON, A “SPECIALLY-RELATED PERSON OF THE ISSUER”), (II) A JAPANESE FINANCIAL INSTITUTION DESIGNATED IN ARTICLE 6, PARAGRAPH (11) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH OR (III) A JAPANESE PUBLIC CORPORATION, FINANCIAL INSTITUTION OR FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE SPECIAL TAXATION MEASURES ACT WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER THAT PARAGRAPH.

INTEREST PAYMENTS ON THIS SECURITY TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION (EXCEPT AS DESCRIBED IN THE PRECEDING PARAGRAPH), OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE ISSUER WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT A RATE OF 15.315% (15% ON OR AFTER JANUARY 1, 2038) OF THE AMOUNT OF SUCH INTEREST.

TOYOTA MOTOR CORPORATION

GLOBAL SECURITY

July 13, 2023

5.123% Senior Notes due 2033

No. [ ]	U.S.$[ ]

CUSIP No. 892331AR0

ISIN No. US892331AR09

Common Code 259493889

Toyota Motor Corporation, a joint stock company incorporated under the laws of Japan (the “Issuer”, which term includes any successor under the Indenture referred to on the reverse of this Security) for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] U.S. Dollars on July 13, 2033 and to pay interest thereon from July 13, 2023 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on January 13 and July 13 in each year (each, an “Interest Payment Date”) commencing January 13, 2024 at the rate per annum of 5.123%, until the principal hereof is paid or made available for payment, all subject to and in accordance with the terms of the Indenture.

For the purposes of this Security, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in The City of New York or Tokyo are authorized generally or are obligated by law, regulation or executive order to be closed.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered as of the close of business on January 3 and July 3 of each year (whether or not a Business Day) immediately preceding the relevant Interest Payment Date. If and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the person in whose name this Security is registered at the close of business on a subsequent record date (which date shall not be less than ten days prior to the date of payment of such defaulted interest), established by notice given by mail by or on behalf of the Issuer to the Holder of this Security not less than 15 days preceding such subsequent record date. Interest on this Security will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If any payment is due on the Securities on a day that is not a Business Day, payment will be made on the day that is the next succeeding Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Securities or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day.

The principal of, and interest and Additional Amounts on, the Securities will be payable in U.S. dollars. The Issuer will cause the Trustee, or the paying agent, if any, to pay such amounts, on the dates payment is to be made, directly to The Depository Trust Company (“DTC”).

The Issuer will pay the Holder hereof Additional Amounts with respect to withholding taxes as are provided for, and subject to the conditions stated, on the reverse of this Security.

This Security is being deposited with DTC acting as depository, and registered in the name of Cede & Co., a nominee of DTC. As Holder of record of this Security, Cede & Co. shall be entitled to receive payments of principal and interest. Payments of principal and interest, including any Additional Amounts, on this Security shall be made in the manner specified on the reverse hereof and, to the extent not inconsistent with the provisions set forth herein, in the Indenture referred herein.

The Securities constitute the direct, unconditional, unsecured and unsubordinated general obligations of the Issuer and shall at all times rank pari passu without any preference among themselves and with all other unsecured obligations of the Issuer, other than subordinated obligations of the Issuer and except for statutorily preferred obligations. The Securities are not redeemable prior to maturity, except as set forth on the reverse of this Security and will not be subject to any sinking fund.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

TOYOTA MOTOR CORPORATION

By:
Name: [ ]
Title: [ ]

[Signature page to Global Security 10-year Note No. [    ]]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: July     , 2023

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

[Authentication Certificate: Global Security 10-year Note No. [    ]]

[REVERSE OF SECURITY]

Toyota Motor Corporation

5.123% Senior Notes due 2033

This Security is one of a duly authorized issue of unsecured bonds, debentures, notes or other evidences of indebtedness of Toyota Motor Corporation, a joint stock company organized under the laws of Japan (herein called the “Issuer”, which term includes any successor person under the Indenture hereinafter referred) designated as its 5.123% Senior Notes due 2033 (herein called the “Securities”), issued under and pursuant to a senior indenture dated as of July 20, 2018 (hereinafter called the “Indenture”), between the Issuer and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any paying agent, the Issuer and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered.

This Security is one of the series designated on the face hereof. By the terms of the Indenture, additional Securities of this series and of other separate series, which may vary as to denomination, date, amount, stated maturity (if any), interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.

The principal of and interest (and any Additional Amounts) on the Securities shall be payable in U.S. Dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as any of the Securities are held in global form, payments of principal and interest on such Securities shall be made by wire transfer in immediately available funds in U.S. Dollars to a bank account designated by the Holder of this Registered Global Security. Otherwise, upon the presentation and surrender of the Securities at the Corporate Trust Office of the Trustee or at any office or agency maintained by the Issuer for such purpose, all payments in respect of the Securities may be received by wire transfer in immediately available funds to a bank account designated by such Holder in a written notice received by the Trustee (a) in the case of an interest payment, prior to the record date immediately preceding the Interest Payment Date on which such payment is due and (b) in the case of payment of principal, prior to the record date immediately preceding the date of redemption or maturity, as the case may be; provided, however, that in the case of such a payment of principal, the Securities shall have been surrendered to the Trustee at the Corporate Trust Office of the Trustee or at any office or agency maintained by the Issuer for such purpose for payment together with such notice.

Payments of principal and interest in respect of the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”) unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to the Securities under any of the following circumstances:

(i)

the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its (A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii)

the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Tax Exemption Application (as defined below) to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international Clearing Organization to such paying agent;

(iii)

the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv)

the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(v)

the Holder of the Securities is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or another beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the Holder of such Security; or

(vi)	any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to Section 1471(b) of the Code.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant Interest Payment Date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing for the Securities as part of the distribution under the applicable underwriting agreement by the underwriters party thereto, a Holder shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the Trustee, and the Trustee shall make such certified copies or other evidence available to the Holders upon reasonable request to the Trustee.

If (i) subsequent to making a payment on this Security without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of such Security) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on this Security; provided that, except as otherwise set forth herein and in the Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of this Security.

The Securities may be redeemed at the option of the Issuer, in whole, but not in part, at any time, on giving not less than 10 nor more than 60 days’ notice of redemption to the Trustee and the Holders of the Securities (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the aggregate principal amount of the Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, if the Issuer is or will be obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of the pricing of the Securities; provided, that no such notice of redemption shall be given sooner than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment then due in respect of the Securities.

The Securities may be redeemed at the option of the Issuer, in whole or in part, at any time prior to April 13, 2033 (the date that is three months before maturity) (the “Par Call Date”) upon giving not less than 30 nor more than 60 days’ prior notice of redemption to the Trustee and the Holders of the Securities. The redemption price for the Securities to be redeemed prior to the Par Call Date will be equal to the greater of: (i) 100% of the aggregate principal amount of the Securities being redeemed; or (ii) the make-whole price, as determined by the Issuer or the Independent Investment Banker (if appointed and instructed by the Issuer to make such calculation at its sole discretion), which equals the sum of the present values of the principal and the remaining scheduled payments of interest on the Securities being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Securities were redeemed on the Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 17.5 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Securities being redeemed to, but excluding, the date of redemption. Neither the Trustee nor any of the Agents shall be responsible for verifying or calculating the Treasury Rate or the make-whole price.

The Securities may be redeemed at the option of the Issuer, in whole or in part, at any time on or after the Par Call Date, upon giving not less than 30 nor more than 60 days’ prior notice of redemption to the Trustee and the Holders of the Securities, at a redemption price equal to 100% of the aggregate principal amount of the Securities to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

The following definitions shall apply to this Security:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the term from the redemption date to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the term from the redemption date to the Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations obtained for such redemption date.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing in the United States appointed by the Issuer at its sole discretion.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (or its respective affiliate that is a Primary Treasury Dealer) and one other Primary Treasury Dealer selected by the Issuer, and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third New York Banking Day preceding the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, and shall be calculated by the Issuer or the Independent Investment Banker (if appointed and instructed by the Issuer to make such calculation at its sole discretion).

All determinations, elections, calculations and quotations made or obtained for the purposes of calculating the make-whole price and the Treasury Rate, whether by the Issuer, the Independent Investment Banker or any Reference Treasury Dealer, in the absence of manifest error, will be final and conclusive for all purposes and binding on the Issuer, the Trustee, the Agents and the Holders of the Securities.

So long as any of the Securities remain Outstanding, the Issuer will not create or permit to subsist any Lien (as defined below) on any of its property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure such Outstanding Securities equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien. Notwithstanding the foregoing, this restriction will not apply to Liens on money paid to or money or securities deposited by the Issuer with a paying agent, trustee or depository to pay, defease or discharge in full over time the Issuer’s obligations in respect of other Public External Indebtedness (provided that such money or securities so paid or deposited, and the proceeds therefrom, will be sufficient to pay or discharge such obligations in full).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.

“Public External Indebtedness” means any bonds, debentures, notes or any other similar investment securities evidencing indebtedness of the Issuer for borrowed money, or guarantees thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with the authorization of the Issuer; and (b) are, are capable of being or are intended to be, quoted, listed, ordinarily dealt in or traded on a stock exchange or over-the-counter or other securities market outside Japan.

The Bank of New York Mellon is hereby appointed by the Issuer, and The Bank of New York Mellon accepts such appointment, as the initial paying agent, transfer agent and registrar for the Securities. The Issuer may change the paying agent, transfer agent or registrar without prior notice to the Holders of the Securities, and the Issuer or any of its subsidiaries may act as paying agent, transfer agent or registrar.

A beneficial interest in the Securities may not be exchanged for a definitive note unless (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for the Securities or has ceased to be a clearing agency registered under the Exchange Act, and the Issuer does not appoint a successor depository within 90 days or (ii) an Event of Default with respect to the Securities has occurred and is continuing.

A Holder of Securities issued in definitive form may transfer or exchange Securities in accordance with the Indenture. As described in the legend on the face of this global Security, interest payments on such Securities issued in definitive form will generally be subject to Japanese income taxation unless the Holder establishes the matters set forth therein. Such legend concerning Japanese taxation shall also be included on the face of any Securities issued in definitive form. The security registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer will treat the registered Holder of a Security as the owner of that Security for all purposes, except as described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange; provided, however, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name this Security is registered upon the Security register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Trustee nor any such agent shall be affected by notice to the contrary.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, as herein prescribed.

This Security is governed by and shall be construed in accordance with the laws of the State of New York.

All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture.

TRUSTEE

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

Attn: Global Corporate Trust — Toyota Motor Corporation

Fax: +1 212 815 5915